UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               -------------------

                        Date of Report: December 31, 2001

                         VeryBestoftheInternet.com, Inc.
             (Exact name of registrant as specified in its charter)

       Delaware                        0-32543                   75-2910096
(State of incorporation)       (Commission File Number)      (I.R.S. Employer
                                                             Identification No.)


   1950 Stemmons Freeway, Suite 4048
            Dallas, Texas                                        75207
(Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code: 214.800.4333



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     Item 5. Other Events

          On December 31, 2001, VeryBestoftheInternet.com, Inc. (the "Company") completed the sale of an aggregate of 103,100 shares of its common capital stock in satisfaction of the minimum offering requirement of its self-underwritten public offering of securities. Offering proceeds of $51,550.00 will be released from escrow and delivered to the Company pursuant to the terms of the offering as detailed in the Company's prospectus dated October 2, 2001.

          The Company has until January 30, 2002 to complete the sale of the maximum offering amount of 400,000 shares of common stock. The Company is unable at this time to determine if any additional shares of its common stock will be sold.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


January 4, 2002

                                           VeryBestoftheInternet.com, Inc.


                                           /s/  Danny Gunter
                                           -------------------------------------
                                           Danny Gunter, Chief Executive Officer